Exhibit 10.39

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement (“Amendment No. 2”) dated effective as of July 1, 2020, entered into by and among INDCO, INC., a Tennessee corporation (“Borrower), and FIRST MERCHANTS BANK, an Indiana state banking institution, f/k/a First Merchants Bank, National Association (the “Lender”).

W I T N E S S E T H :

WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of February 29, 2016, as amended by that certain Amendment No. 1 to Credit Agreement dated August 30, 2019 (hereinafter referred to as “Agreement”); and

WHEREAS, the Lender and the Borrower desire to amend the financial accommodations previously extended by the Lender on the terms and subject to the conditions as set forth in this Amendment No. 2.

NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.   Effect of this Amendment No. 2.  This Amendment No. 2 shall not change, modify, amend or revise the terms, conditions and provisions of the Agreement, the terms and provisions of which are incorporated herein by reference, except as expressly provided herein and agreed upon by the parties hereto.  This Amendment No. 2 is not intended to be nor shall it constitute a novation or accord and satisfaction of the outstanding instruments by and between the parties hereto.  Borrower and Lender agree that, except as expressly provided herein, all terms and conditions of the Agreement shall remain and continue in full force and effect.  The Borrower acknowledges and agrees that the indebtedness under the Agreement remains outstanding and is not extinguished, paid, or retired by this Amendment No. 2, or any other agreements between the parties hereto prior to the date hereof, and that Borrower is and continues to be fully liable for all obligations to the Lender contemplated by or arising out of the Agreement.  Except as expressly provided otherwise by this Amendment No. 2, the credit facilities contemplated by this Amendment No. 2 shall be made according to and pursuant to all conditions, covenants, representations and warranties contained in the Agreement.

Section 2.   Definitions.  Terms defined in the Agreement which are used herein shall have the same meaning as set forth in the Agreement unless otherwise specified herein.

Section 3.   Amendments of Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 5 herein, the Agreement is amended as follows:

(a)          The following terms appearing at Subsection 1.1 of the Agreement are added, or amended and replaced with the following:

Collateral Documents  means, collectively, the Security Agreement, the Mortgage, the Environmental Indemnity, any Collateral Access Agreement, Pledge Agreement, each control agreement and any other agreement or instrument pursuant to which the Borrower, any Subsidiary or any other Person grants or purports to grant collateral to the Lender or otherwise relates to such collateral.

EBITDAR means, for any period, net income for such period, plus (a) without duplication and to the extent deducted in determining net income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation, depletion and amortization expense for such period, (iv) rent expense, (v) any extraordinary charges for such period including reasonable costs associated with the acquisition of the borrower, and (vi) any other non-cash charges for such period (but, excluding any non-cash charge in respect of an item that was included in net income in a prior period), minus (b) without duplication and to the extent included in net income, any extraordinary gains and any non-cash items of income for such period, all calculated in accordance with GAAP.

Fixed Charge Coverage Ratio means, with respect to any Fiscal Quarter measured on a rolling four quarter basis, a ratio, the numerator of which is Borrower’s EBITDAR minus taxes and distributions paid, and the denominator of which is (i) payments made or scheduled to be made with respect to amortization payments of the principal portion and interest expense of the Term Loan and amortization payments of the principal portion and interest expense of all other indebtedness for borrowed money of the Borrower, and (ii) unfinanced capital expenditures. The Fixed Charge Coverage Ratio shall exclude the one-time dividend and bonus-in-lieu-of dividend made to the owners from loan funds and cash on hand at or around August 29, 2019 (the “One-Time Dividend”).

Loan or Loans means, as the context may require, the Revolving Loans, the Term Loan, and Mortgage Loan, together with all renewals and substitutions thereof.

Mortgage means that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated July 1, 2020, executed by Borrower for the benefit of Lender.

Mortgage Loan – see Section 2.01(d).

Mortgage Loan Commitment means $680,000.00.

Mortgage Loan Maturity Date means July 1, 2025.

Real Estate means that certain real estate located at 4040 Earnings Way, New Albany, Indiana, as more particularly described in Exhibit A to the Mortgage.

Total Funded Debt to EBITDAR Ratio means, with respect to any Fiscal Quarter measured on a rolling four quarter basis, a ratio, the numerator of which is Borrower’s total interest-bearing Debt, and the denominator of which is EBITDAR.

(b)          Subsection 2.01(d) is hereby added to the Agreement as follows:

(d)          Mortgage Loan Commitment.  The Lender agrees to make a loan to the Borrower (the “Mortgage Loan”) on July 1, 2020, in the amount of the Mortgage Loan Commitment.  The Commitment of the Lender to make the Mortgage Loan shall expire concurrently with the making of the Mortgage Loan.  The entire unpaid balance of the Mortgage Loan shall be immediately due and payable in full in immediately available funds on the Mortgage Loan Maturity Date if not sooner paid in full.

(c)          Subsection 2.03(c) is hereby added to the Agreement as follows:

(c)          Mortgage Loan.  The proceeds of the Mortgage Loan will be used to finance the acquisition of the Real Estate.

(d)          Subsection 4.01(iii) is hereby added to the Agreement as follows:

(iii)	at all times while the Mortgage Loan is outstanding, the Mortgage Loan shall accrue interest at a fixed rate per annum equal to four and 19/100 percent (4.19%).

(e)          Subsection 4.02(d) is hereby added to the Agreement as follows:

(d)          Regarding the Mortgage Loan, commencing on August 1, 2020, Borrower shall make equal monthly payments of principal (based on a twenty-year amortization) and interest in the amount of Four Thousand One Hundred Eighty-Nine and 06/100 Dollars ($4,189.06), and thereafter on the first business day of each month. Upon the Mortgage Loan Maturity Date, all unpaid principal, accrued but unpaid interest, and reimbursable expenses shall be due and payable in full.

After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

(f)          Subsection 6.02(a) is hereby amended and restated with the following:

(a)
Voluntary Prepayments.  The Borrower may from time to time prepay the Loans in whole or in part; provided that the Borrower shall give the Lender notice thereof not later than 11:00 A.M., Indianapolis time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment, and in the case of the Mortgage Loan, accompany the prepayment (other than any prepayment due to the application of insurance proceeds or condemnation awards as the Mortgage requires) with a prepayment premium of two percent (2%) multiplied by the principal amount paid (“Prepayment Premium”). If Borrower makes a partial prepayment, the amount prepaid will be applied to installments of principal in the inverse order of maturity.

(g)          Subsection 11.14(a) of the Agreement is amended and restated with the following:

(a)	Maximum Total Funded Debt to EBITDAR Ratio. Not permit the Total Funded Debt to EBITDAR Ratio, tested quarterly, to be greater than the amounts for the Fiscal Quarters ending as indicated below:

Fiscal Quarter ending	Maximum Total Funded Debt to EBITDA Ratio
3/31/20 – 12/31/21	3.25 to 1.0
3/31/22 – 6/30/22	2.75 to 1.0
9/30/22 and thereafter	2.50 to 1.0

Section 4.  Commitment Fee; Reimbursement of Expenses and Legal Fees.  The Borrower agrees to pay to the Lender a commitment fee associated with the Mortgage Loan Commitment in the amount of $1,000.00 as of the execution of this Amendment No. 2, which amount shall not be refundable, in whole or in part, for any reason.  Additionally, all out-of-pocket expenses of the Lender, including without limitation, filing fees, recording fees and reasonable legal fees and disbursements, associated with the preparation of this Amendment No. 2 and all other related Loan Documents are to be paid by Borrower promptly upon demand therefor.

Section 5.   Conditions Precedent.  This Amendment No. 2 shall become and be deemed effective in accordance with its terms immediately upon the Lender receiving:

(a)          Two (2) copies of this Amendment No. 2 duly executed by an authorized officer or other representative of the Borrower and the Lender.

(b)          One (1) copy of the Note evidencing the Mortgage Loan duly executed by an authorized officer or other representative of the Borrower.

(c)          Two (2) copies of the Consent and Confirmation of Guaranty executed by Guarantor.

(d)          Two (2) copies of the Mortgage duly executed by an authorized officer or other representative of the Borrower.

(e)          Two (2) copies of the Mortgagor’s Affidavit duly executed by an authorized officer or other representative of the Borrower.

(f)          Two (2) copies of the Environmental Indemnity duly executed by an authorized officer or other representative of the Borrower and Guarantor.

(g)          Receipt of an appraisal of the Real Estate acceptable to Lender.

(h)          Receipt of a title commitment related to the Real Estate acceptable to Lender.

(i)           Receipt of a survey related to the Real Estate acceptable to Lender.

(j)           Receipt of an Environmental Phase I related to the Real Estate acceptable to Lender.

(k)          Receipt of a flood certification related to the Real Estate acceptable to Lender.

(l)           Evidence of insurance related to the Real Estate acceptable to Lender.

(m)         Payment of the fees and expenses as set forth in Section 4 hereof.

(n)          Such other documents and items as the Lender may reasonably request.

Section 6.   Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants, in addition to any other representations and warranties contained herein, in the Agreement, the Loan Documents (as defined in the Agreement) or any other document, writing or statement delivered or mailed to the Lender or its agent by the Borrower, as follows:

(a)        This Amendment No. 2 constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally as well as the exercise of judicial discretion in accordance with general principles of equity.  The Borrower has taken all necessary and appropriate action for the approval of this Amendment No. 2 and the authorization of the execution, delivery and performance thereof.

(b)          As of the date hereof, there is no Event of Default under the Agreement, the Amendment No. 2 or the Loan Documents.

(c)          The Borrower hereby specifically confirms and ratifies its obligations, waivers and consents under each of the Loan Documents.

(d)         Except as specifically amended herein, all representations, warranties and other assertions of fact contained in the Agreement and the Loan Documents continue to be true, accurate and complete in all material respects.

(e)          There have been no changes to the organizational documents or the identities of the officers or managers of the Borrower since execution of the Agreement.

(f)           Borrower acknowledges that the definition “Loan Documents” shall include this Amendment No. 2 and all the documents executed contemporaneously herewith.

Section 7.  Affirmative Covenants.  By entering into this Amendment No. 2, Borrower further specifically undertakes to comply with the obligations, terms and covenants as contained in the Agreement and agrees to comply therewith as such relate to the amended credit facilities and accommodations as provided to the Borrower pursuant to the terms of this Amendment No. 2.

Section 8.  Governing Law.  This Amendment No. 2 has been executed and delivered and is intended to be performed in the State of Indiana and shall be governed, construed and enforced in all respects in accordance with the substantive laws of the State of Indiana.

Section 9.   Headings.  The section headings used in this Amendment No. 2 are for convenience only and shall not be read or construed as limiting the substance or generality of this Amendment No. 2.

Section 10. Survival.  All representations, warranties, and covenants of the Borrower herein or any certificate, agreement or other instrument delivered by or on its behalf under this Amendment No. 2 shall be considered to have been relied upon by the Lender and shall survive the making of and amendments to the Loans.  All statements and any such certificate or other instrument shall constitute warranties and representations hereunder by the Borrower, as the case may be.

Section 11.  Counterparts.  This Amendment No. 2 may be signed in one or more counterparts, each of which shall be considered an original, with the same effect as if the signatures were upon the same instrument.

Section 12.  Modification.  This Amendment No. 2 may be amended, modified, renewed or extended only by written instrument executed in the manner of its original execution.

Section 13. Waiver of Certain Rights.  The Borrower waives acceptance or notice of acceptance hereof and agrees that the Agreement, this Amendment No. 2 and all of the other Loan Documents shall be fully valid, binding, effective and enforceable as of the date hereof, even though this Amendment No. 2 and any one or more of the other Loan Documents which require the signature of the Lender, may be executed by and on behalf of the Lender on other than the date hereof.

Section 14. Waiver of Defenses and Claims.  In consideration of the financial accommodations provided to the Borrower by the Lender as contemplated by this Amendment No. 2, Borrower hereby waives, releases and forever discharges the Lender from and against any and all rights, claims or causes of action against the Lender arising under the Lender’s actions or inactions with respect to the Loan Documents or any security interest, lien or collateral in connection therewith as well as any and all rights of set off, defenses, claims, causes of action and any other bar to the enforcement of the Loan Documents which exist as of the date hereof.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Credit Agreement to be executed by their respective duly authorized officers or other representatives as of the date and year first written above.

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SIGNATURE PAGE – AMENDMENT NO. 2 TO CREDIT AGREEMENT

INDCO, INC.,
a Tennessee corporation

By:	/s/ Mark Hennis
C. Mark Hennis, President

STATE OF	)
	)	SS:
COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared C. Mark Hennis, the President of INDCO, Inc., a Tennessee corporation, who, having been duly sworn, acknowledged the execution of the foregoing instrument for and on behalf of such company as such officer.

WITNESS, my hand and Notarial Seal this ____ day of _____________, 2020.

My Commission Expires:	/s/ Kristina Wilberding
Notary Public

My County of Residence:	/s/ Kristina Wilberding
Printed

 SIGNATURE PAGE – LENDER – CREDIT AGREEMENT

FIRST MERCHANTS BANK,
an Indiana state banking institution

By:	/s/ Jeff Pangburn
Jeff Pangburn, Vice President